Exhibit 99.1

NEWS RELEASE	Investor Contact:
Lisa Mayr
For immediate release	Vice President, Investor

March 18, 2008	Relations and Capital Markets
(703) 744-1787

Media Contact:
Hugh Burns/Denise DesChenes
Sard Verbinnen & Co.
(212) 687-8080
Sunrise Misses NYSE Deadline for Filing 2006 Form 10-K
Also Announces Internal Controls and Procedures Improvements, Corporate Governance
Enhancements, Provides Update on Liquidity and Other Matters
MCLEAN, VA — Sunrise Senior Living, Inc. (NYSE: SRZ) today announced that it has informed the New York Stock Exchange (“NYSE”) that the Company did not meet the March 17, 2008 NYSE trading extension deadline for filing its 2006 Form 10-K. The Company also announced the adoption by the Board of Directors of a remedial framework, including structural changes to strengthen corporate governance and improve internal controls and procedures. In addition, the Company provided an update on liquidity and other matters.
The Company continues to work diligently to complete its 2006 Form 10-K and is awaiting the NYSE’s determination with respect to the Company’s listing status. In the event that the Company’s common stock is suspended from trading on the NYSE, the Company’s common stock is expected to be quoted on the Pink Sheets, an electronic quotation service for securities traded over-the-counter, with no interruption of trading in its shares.

“While we are disappointed that we were unable to meet the NYSE deadline, we have made substantial progress in completing our restatement, and look forward to the filing of our 2006 Form 10-K,” said Paul Klaassen, founder and chief executive officer.
Mr. Klaassen continued, “Our business has continued to grow throughout the restatement period. In addition, our development pipeline is active and we expect to continue to build senior living communities in domestic and international markets with favorable demographics and market demand. We remain committed to investing in our future and to fulfilling our mission of championing quality of life for seniors and their families.”
Controls and Procedures Improvements and Corporate Governance Reforms
As previously disclosed, Sunrise’s Board of Directors established a Special Independent Committee in December 2006 that reviewed, among other things, the facts and circumstances relating to the historical accounting treatment of significant categories of accounting errors that have now been restated. Also as previously disclosed, the Board of Directors directed the Special Independent Committee to develop recommendations regarding any remedial measures, including those pertaining to internal controls and processes over financial reporting, that it determined were warranted. The Committee recommended adoption of remedial measures that were designed to prevent recurrence of inappropriate accounting practices and ensure sound, timely and accurate financial reporting and comprehensive disclosure. The Board of Directors has adopted those measures in their entirety and instructed management to develop a detailed timetable for their implementation, which will be monitored by the Board. Those remedial measures focus on these areas:
Personal Accountability. The Board recognizes that the Company’s leadership sets the tone and culture that play a critical role in creating and maintaining an appropriate control environment. As previously disclosed, the Board has separated from Sunrise all officers who had any substantial involvement in, or direct or supervisory responsibility for, the accounting function that caused the errors in the restatement, which included the President, Chief Financial Officer for the period prior to August 2005, and Treasurer (who had been the Chief Accounting Officer from 2000 through 2004). Other members of the senior finance team had either resigned or been separated from Sunrise previously. As a result, the entire senior finance organization responsible for the accounting errors now being restated is now no longer with the Company. As previously announced, an entirely new senior finance management team is in charge of financial reporting. Remedial actions for employees, including terminations, reassignments, reprimands, increased supervision and training, have been or will be taken by senior management.
The CEO and Founder of Sunrise is dedicated to re-establishing the appropriate tone and culture necessary to restore an effective control environment. He has voluntarily repaid to the Company all his bonus compensation that he was awarded in 2003 through 2005 (net of taxes) and has disclaimed any opportunity to receive bonuses for 2006 and 2007.

Culture of Compliance. The Board, together with the senior management team, recognizes that a strong control environment sets the tone of the organization, influences the control consciousness of its employees, and is the foundation for all other components of internal control over financial reporting. The Board has directed management to revise the existing code of ethical conduct and business practices which will outline, in plain English, principles to guide ethical decision-making and provide practical answers to ethics questions regularly asked in the workplace. Each employee will be required annually to provide written acknowledgement that he has read the Code and intends to comply with it. The Board has also established the position of a Chief Compliance Officer, for which the Company is now recruiting, and a Compliance Office, which will design and implement a company wide compliance program and provide mandatory employee training on the Code of Conduct. Management will continue to promote existing compliance tools, including an anonymous whistleblower hotline and ethics questionnaires. The Board has substantially bolstered the resources dedicated to internal audit. All of these initiatives are fundamental to setting the tone and the standards of behavior that the Company expects from its employees.
Sufficient Complement of Skilled Accounting Personnel. The Company has implemented, and will continue to implement, measures to improve the technical accounting expertise within its finance organization. In April 2006, a new Chief Accounting Officer, Julie Pangelinan, was appointed, and later, in September 2007, the Board appointed Richard Nadeau as Chief Financial Officer, both of whom have unquestionable integrity and experience. Mr. Nadeau and Ms. Pangelinan have increased the staffing of the accounting group, through external hires of individuals with appropriate accounting expertise, and will continue to upgrade the skill sets of this group through additional hires and mandatory comprehensive training on accounting standards. As accounting standards develop, they will provide continuing training on these new developments.
Enhanced Internal Controls and Processes. New senior finance management recognized the need for strengthened internal controls, greater substantive testing and better documentation. It undertook numerous initiatives to improve internal controls around manual journal entries, balance sheet account reconciliations, and written documentation requirements. At the Board’s direction, it created a formal disclosure committee charged with reviewing draft disclosures and filings for accuracy and compliance with applicable laws and regulations and for providing those draft disclosures to the Audit Committee with sufficient time for thorough review. Continued improvements to these controls and the addition of new controls, pursuant to the Board’s remedial framework, along with investment in design and implementation of additional and enhanced information technology systems, should improve the reliability of financial reporting and reduce the opportunities for errors or omissions.
Strengthening Corporate Governance. During the Special Committee Inquiry, the Board of Directors undertook a careful and critical self assessment of the ways in which the Company managed itself to determine how existing corporate governance practices could be strengthened. That assessment led the Board to adopt unanimously structural changes and improvements to its processes which the Board believes will enhance its oversight functions. The Board has separated the positions of CEO and Board Chair and has elected Lynn Krominga, an independent director who joined the Board last fall, as non-executive Chair. Paul Klaassen will remain as CEO and a director. Among the other changes that have been made or will be made are:
•	Destaggering of Board terms;

•	Nominating two new, independent directors at the next shareholder meeting to renew the membership of the Board;

•	Limiting director service on public company boards of directors;

•	Limiting membership on Board committees to a consecutive five year period;

•	Developing a CEO succession plan;

•	Requiring annual director education and self-assessment;

•	Creating a Governance and Compliance Committee to monitor the Company’s compliance with applicable legal requirements, sound ethical standards and best practices;

•	Improving certain processes for the Audit and Compensation Committees to assist the Committees in discharging their responsibilities;

•	Enhancing internal processes to ensure that the Board and its Committees receive, on a timely basis, accurate, candid and balanced information from management about all material issues.
“The Board is disappointed that the filing deadline was not met. Our commitment to building long-term value for stockholders is absolute and unwavering, and we will continue to support the Company’s efforts to complete the restatement as soon as possible,” said Lynn Krominga, Sunrise’s new Board chair. “Additionally, the Board has announced today significant corporate governance enhancements and improvements in internal controls and procedures designed to rigorously protect the interests of our stockholders, team members and residents.”
All corporate governance reforms and remedial measures undertaken by the Company are outlined in a Form 8-K to be filed today by the Company.
Liquidity Update
Sunrise had $79.3 million of unrestricted cash and cash equivalents and $165.7 million in restricted cash at February 29, 2008. To date, the Company has financed its operations primarily with cash generated from operations, both short-term and long-term borrowings and venture recapitalizations. The Company estimates it will cost approximately $0.9 billion to complete the 45 communities under construction at December 31, 2007, including debt and equity, the majority of which has already been committed.
The Company had borrowings of $108 million under its bank credit facility at February 29, 2008. On March 13, 2008, Sunrise entered into a further amendment of its bank credit facility that matures on December 2, 2009. The amendment, among other things, modifies the financial statement delivery date requirements for various 2006 and 2007 annual financial information and various 2007 and 2008 quarterly financial information, including:
•	delivery of 2006 annual financial statements by April 15, 2008 (previously March 17, 2008);

•	delivery of an internally prepared draft balance sheet and income statement for the 2007 fiscal year by April 30, 2008 (previously March 17, 2008);

•	delivery of audited 2007 financial statements by July 31, 2008 (previously June 30, 2008); and

•	delivery of 2008 first and second quarter unaudited financial statements by August 20, 2008 and September 10, 2008, respectively.
Any failure by the Company to furnish the administrative agent with the financial information required under the credit agreement within the timeframes set forth in the amendment would automatically constitute an event of default under the credit agreement. In the event of such a default, the lenders may exercise their rights to accelerate the payment of all amounts then outstanding under the credit agreement, and require the Company to replace or provide cash collateral for the outstanding letters of credit or pursue further modifications with respect to the credit facility.
The Company paid the lenders an aggregate fee of $500,000 for entering into the amendment.
Other Matters
Trinity Hospice. The Company previously announced on March 3, 2008 that, as a result of a review of the goodwill related to the Company’s hospice business acquired in 2006, Trinity Hospice, Inc. (“Trinity”), the Company expects to record a material impairment loss in 2007 relating to its investment in Trinity. At that time, the amount of the impairment loss had not yet been determined, but was expected to be material. The Company now expects to record an impairment loss of approximately $50 million in 2007. At December 31, 2007, the goodwill and intangible assets related to the acquisition of Trinity totaled approximately $69 million.
Senior Living Condominium Developments. In addition to the pre-tax charges related to senior living condominium developments which were previously disclosed on March 3, 2008, in the first quarter of 2008, the Company suspended the development of all but one of its condominium projects. As a result, we expect to record additional pre-tax charges totaling approximately $22.3 million in the first quarter of 2008.

The anticipated pre-tax charge and impairment described above are preliminary and remain subject to audit by Ernst & Young LLP. As such, this information is not final or complete, and remains subject to change, possibly materially.
About Sunrise Senior Living
Sunrise Senior Living, a McLean, Va.-based company, employs approximately 40,000 people. As of December 31, 2007, Sunrise operated 457 communities in the United States, Canada, Germany and the United Kingdom, with a combined capacity for approximately 54,000 residents. At quarter end, Sunrise also had 45 communities under construction in these countries with a combined capacity for 5,800 additional residents. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing, rehabilitative and hospice care. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements
Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, there can be no assurances that its expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, completion of the Company’s restatement of its historical financial statements; the length of time needed for Sunrise to complete the restatement and for Ernst & Young LLP to complete its audit procedures for any reason, including the detection of new errors or adjustments; the time required for the Company to prepare and file its 2006 Form 10-K, 2007 Form 10-K, Form 10-Q for the quarter ending March 31, 2008 and Form 10-Qs for the first three quarters of 2007 and for Ernst & Young to complete its work on its audits of the 2006 and 2007 financial statements and its reviews of the Form 10-Qs; any suspension of the Company’s stock from trading on the NYSE or delisting; the Company’s ability to remediate material weaknesses in internal controls over financial reporting; the outcome of the SEC’s investigation; the outcomes of pending putative class action and derivative litigation; the outcome of the lawsuit filed by the Company’s former CFO; the outcome of the Trinity OIG investigation and qui tam proceeding; the outcome of the IRS audit of the Company’s tax returns for the tax years ended December 31, 2005 and 2006, and employment tax returns for 2004, 2005 and 2006; the outcome of the exploration of strategic alternatives; the Company’s ability to comply with the terms of the amendment of its bank credit facility or to obtain a further extension of the period for providing the lenders with required financial information; development and construction risks and the Company’s ability to complete those projects currently under construction; acquisition risks; licensing risks; business conditions; competition; changes in interest rates; the Company’s ability to manage its expenses; market factors that could affect the value of the Company’s properties; the risks of downturns in general economic conditions; availability of financing for development and acquisitions; and other risks detailed in the Company’s latest annual report on Form 10-K filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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